UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): June 27, 2007

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

BACKGROUND AND SUMMARY OF THE TRANSACTION

On June 27, 2007, Comverge, Inc. entered into an Agreement and Plan of Merger (the “Enerwise Agreement”), pursuant to which Enerwise Global Technologies, Inc. (“Enerwise”) will merge with and into our wholly owned subsidiary, Comverge Eagle, Inc., which will result in Comverge owning all of Enerwise. Enerwise is an energy infrastructure management, demand response and renewable energy services and technology provider that enables commercial and industrial customers to reduce energy consumption and total costs, improve energy infrastructure reliability and make informed decisions on energy and renewable energy purchases and programs. Our board of directors believes that the business of Enerwise will complement Comverge’s business, though there can be no assurance that the acquisition of Enerwise will ultimately be accretive to our business.

Pursuant to the terms of the Enerwise Agreement, we have agreed to pay to the Enerwise securityholders the following consideration:

•	$25,150,000 in cash;

•

our issuance at the closing of the greater of (i) 1,279,545 shares of our common stock or (ii) the number of shares of our common stock that results from dividing $28,150,000 by the average of the high and low price per share of our common stock on the trading day prior to the closing date of the Enerwise acquisition;

•	subordinated convertible promissory notes in the original aggregate principal amount of $17,000,000 and that are convertible into an aggregate of up to 508,449 shares of our common stock; and

•	our issuance into escrow following the closing of the acquisition of up to 272,727 shares of our common stock (the “Escrow Shares”).

Pursuant to the terms of the Enerwise Agreement, upon the closing of the transaction, we will issue a series of subordinated convertible promissory notes in the aggregate principal amount of $17,000,000. The notes will bear interest at a rate of 5.5% per annum and will mature on April 1, 2009. Interest payments on the notes will be made by us quarterly. The notes will be convertible into shares of our common stock at the option of the holders thereof beginning on the date of issuance at a price per share of $33.44 which represents 125% of the average closing price of our common stock for the 20 trading days immediately prior to the execution of the Enerwise Agreement. Based on the note conversion price of $33.44 per share, the notes would be convertible into an aggregate of up to 508,449 shares of our common stock.

Pursuant to the terms of the Enerwise Agreement, up to an aggregate of 272,727 shares of our common stock will be issued into escrow upon the closing of the acquisition. The calculation of the number of shares to be placed into escrow at the closing is calculated by dividing $6,000,000 by the average closing price per share of our common stock for the 20 trading-day period commencing on June 14, 2007, and ending on July 12, 2007 (the “Escrow Share Calculation Price”). Based on the average closing price per share of our common stock for the 20 trading-day period ending on June 26, 2007 of $26.75 we would be required to issue 224,299 shares of common stock into escrow. In addition to the shares required to be placed in escrow at the closing, we may also be required to issue additional shares of common stock into escrow following the determination of the amount of working capital in Enerwise on the closing date. To the extent the working capital remaining in Enerwise exceeds $400,000 (subject to adjustments set forth in the Enerwise Agreement) on the closing date, we will be required to place a number of shares into escrow equal to the amount by which working capital exceeds $400,000 divided by the Escrow Share Calculation Price. Based upon our review of the financial information of Enerwise made available to us, we do not believe that we will be required to issue any additional shares with respect to the working capital adjustment provisions of the Enerwise Agreement.

Pursuant to the anticipated terms of an escrow agreement that will become effective only if and when the Enerwise Agreement is consummated, the Escrow Shares will be held in escrow and will only be earned by the Enerwise securityholders upon the achievement by the business unit that represents the acquired business of Enerwise of at least $36 million in revenue for 2008 and at least $11 million of gross profit for 2008. If both of the foregoing metrics are not met, all of the Escrow Shares may at Comverge’s sole discretion be released to Comverge and will be held in Comverge’s treasury. The Escrow Shares are also available to Comverge to satisfy certain indemnification obligations of Enerwise as set forth in the Enerwise Agreement. Pursuant to the Enerwise

Agreement, we are entitled to be reimbursed from the Escrow Shares for indemnifiable damages we incur in excess of $250,000 in the aggregate. Although we do not currently anticipate paying any dividends on our common stock, any dividends that are paid on the Escrow Shares will be placed in escrow and will also be available to us for indemnification purposes. If the Escrow Shares are earned pursuant to the performance metrics, any dividends earned during the escrow period and not used to satisfy indemnification obligations will be released to the Enerwise securityholders.

Additionally, we have agreed to amend our existing Investors’ Rights Agreement to grant to recipients of our common stock pursuant to the Enerwise Agreement registration rights with respect to the shares of common stock issued to such persons. The Investors’ Rights Agreement will be amended and restated to provide that up to approximately 1,837,689 additional shares of our common stock will be added to the group of stockholders who, by majority consent of the shares held by such group, have the right to demand of us, subject to certain terms and conditions, that we register under the Securities Act the shares of common stock held by such persons. In accordance with the proposed amended Investors’ Rights Agreement, the first date on which such holders can demand registration will be the first anniversary of the closing date of the Enerwise acquisition, which reflects an acceleration of the time period set forth in the prior agreement of approximately eight months. In addition, the proposed amendment adds up to approximately 223,032 additional shares of common stock to the group of our stockholders who are entitled to “piggyback” registration rights if we propose to register any of our capital stock under the Securities Act (except on Forms S-4 or S-8).

Our board of directors formed a special committee of disinterested directors to consider matters related to the acquisition of Enerwise, which excluded Scott Ungerer, who was deemed to be interested in the transactions contemplated by the Enerwise Agreement due to his position with EnerTech Capital Partners. The special committee of the board of directors deemed the acquisition of Enerwise pursuant to the Enerwise Agreement to be in the best interests of Comverge and its stockholders after considering all relevant facts related to the acquisition including the general financing environment, comparable transactions in our industry and a fairness opinion prepared and delivered to our board of directors by RBC Capital Markets. The audit committee of our board of directors separately approved the issuance of the issuance of the common stock in the transactions contemplated by the Enerwise Agreement, as provided for in Marketplace Rule 4350(h).

In connection with its review of the proposed acquisition of Enerwise, Comverge’s board of directors, absent Mr. Ungerer, reviewed a fairness opinion presented by RBC Capital Markets, an investment bank engaged in the business of providing such opinions. For its services in rendering the fairness opinion, we paid RBC Capital Markets a customary fee for such an opinion. RBC Capital Markets was a co-underwriter of our initial public offering that closed in April 2007.

Certain investment funds affiliated with EnerTech Capital Partners will receive greater than 5% of the consideration paid in connection with our acquisition of Enerwise pursuant to the Enerwise Agreement. Additionally, certain venture funds affiliated with EnerTech Capital Partners hold greater than 5% of our outstanding common stock. Finally, one of our directors, Scott Ungerer, is a Managing Principal of EnerTech Capital Partners. Due to Mr. Ungerer’s interest in the transaction by virtue of his position with EnerTech Capital Partners, Mr. Ungerer was excused from meetings of our board of directors during which information was presented and discussed related to the acquisition of Enerwise. Additionally, the special committee of our board of directors formed to approve the acquisition of Enerwise did not include Mr. Ungerer as a member. Investment funds related to EnerTech Capital Partners hold 2,018,924 shares of our common stock without giving effect to the acquisition of Enerwise. After giving effect to the acquisition of Enerwise and assuming that the performance metrics related to the Escrow Shares are met and the Escrow Shares are not reduced pursuant to indemnification obligations, investment funds affiliated with EnerTech Capital Partners will hold 2,823,734 shares of our common stock.

The closing of our acquisition of Enerwise is subject to customary closing conditions, including our obtaining the approval of our stockholders of the issuance of the common stock in the transactions contemplated by the Enerwise Agreement. Under Delaware, our certificate of incorporation, as amended, and our bylaws we are not required to obtain stockholder approval in connection with the Enerwise acquisition or the issuance of shares of common stock or convertible notes to the former holders of Enerwise securities, and only the approval of our board of directors would be required for us to consummate our acquisition of Enerwise. However, because our common stock is traded on the Nasdaq Global Market, we are subject to the Marketplace Rules of the National Association of Securities Dealers. Marketplace Rule 4350(i)(1)(C) requires stockholder approval prior to our issuance of common stock or securities convertible into or exchangeable for our common stock in connection with an acquisition of assets of another company if a director or substantial shareholder of ours will receive 5% or more of the consideration to be paid in the transaction and if the proposed issuance could result in an increase in our outstanding common stock of 5% or more. Due to the ownership interest of funds affiliated with EnerTech Capital Partners in Enerwise and Comverge and because the issuance of the common stock in the transactions contemplated by the Enerwise Agreement would represent an increase in our outstanding common stock of more than 5%, we are required by the Nasdaq Marketplace Rules to obtain stockholder approval of the issuance of the common stock in the transactions contemplated by the Enerwise Agreement. We believe it is in the best interests of Comverge and our stockholders that the common stock be issued in connection with in the transactions contemplated by the Enerwise Agreement.

The foregoing description of the Enerwise Agreement is not purported to be complete and is qualified in its entirety by reference to the Enerwise Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. Additionally, the foregoing description is not purported to be complete with respect to the other agreements ancillary to the Enerwise Agreement that will become effective only if and when the Enerwise Agreement is consummated, including the subordinated convertible promissory notes, the escrow agreement and the amended Investors’ Rights Agreement, and such description is qualified in its entirety by reference to the definitive agreements, if any, which will be filed as future exhibits with the SEC.

The Enerwise Agreement provided as an exhibit to this Current Report on Form 8-K has been included to provide you with information regarding its terms. The agreement contains representations, warranties and covenants that the parties made to each other, each as of specified dates. These representations, warranties and covenants may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the agreement. Moreover, certain of these representations, warranties and covenants may not be accurate or complete as of a specific date because they are subject to a contractual standard of materiality that may be different from the standard generally applied under the Federal securities laws and/or were used for the purpose of allocating risk between the parties rather than establishing matters of fact. In addition, information concerning the subject matter of these representations, warranties or covenants may have changed since the date of the agreements. Accordingly, you should not rely on these representations, warranties or covenants as statements of fact and we do not intend for their text to be a source of factual or business or operational information about Enerwise or Comverge. Such information with respect to Comverge can be found elsewhere in the other public filings Comverge makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described in Item 1.01 above, if the Enerwise Agreement is consummated, we have agreed to issue certain subordinated convertible promissory notes. The information provided under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 above, if the Enerwise Agreement is consummated, we have agreed to issue certain shares of our common stock and subordinated convertible promissory notes that are convertible into shares of our common stock in a private placement pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”) afforded by Section 4(2) of the Act.

The shares of common stock and the subordinated convertible promissory notes (and the underlying common stock issuable upon conversion of such notes) have not been registered under the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information provided under Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

On June 27, 2007, we issued a press release concerning the Enerwise Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The provision of information pursuant to this Current Report on Form 8-K shall not be deemed an admission as to the materiality of such information.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

The information in this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and reflects our judgment and understanding of the involved risks and uncertainties as of the date hereof. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company’s business involving the company’s products, their development and distribution, economic and competitive factors, the company’s key strategic relationships, the affirmative vote of Comverge shareholders to issue shares of common stock in connection with the Enerwise acquisition, the ability of Enerwise to achieve revenue and gross profit targets and the ability to integrate the Enerwise acquisition into Comverge’s business, and other risks more fully described in our Quarterly Report on Form 10-Q for the three months ended March 31, 2007 and other of the company’s filings with the Securities and Exchange Commission. Comverge assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K or with respect to the announcements described herein.

WHERE TO FIND IMPORTANT ADDITIONAL INFORMATION

We have agreed to file a proxy statement to seek stockholder approval of the issuance of shares contemplated by the Enerwise Agreement as required by Nasdaq Marketplace Rule 4350(i)(1)(C). The proxy statement will be mailed to our stockholders. Investors and our security holders are urged to read carefully the proxy statement (including any amendments or supplements to the proxy statement) and other relevant materials when they become available because they will contain important information regarding the issuance of common stock in connection with the transactions contemplated by the Enerwise Agreement. Investors and security holders may obtain free copies of these documents when they become available and other documents we file with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents we file with the SEC by going to the investor relations area of our corporate website at www.comverge.com or by contacting: Comverge, Inc., 120 Eagle Rock Avenue, Suite 190, East Hanover, New Jersey 07936, Attention: Investor Relations.

Our directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to stockholder approval of the issuance of shares contemplated by the Enerwise Agreement. A description of any substantial interests that our officers and directors have relative to the proposed issuance of shares contemplated by the Enerwise Agreement will be available in the proxy statement. Information regarding our directors and executive officers is contained in our Registration Statement on Form S-1, filed with the SEC on April 12, 2007, as amended. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the investor relations area of our corporate website at www.comverge.com.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 27, 2007, by and among Comverge, Inc, Comverge Eagle, Inc., Enerwise Global Technologies, Inc. and the Stockholder Representatives referenced therein*

99.1	Press Release of Comverge, Inc., dated June 27, 2007

* Schedules and exhibits to this agreement are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K. Comverge agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:	/s/ Michael Picchi
Name:	Michael Picchi
Title:	Chief Financial Officer

Dated: June 27, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 27, 2007, by and among Comverge, Inc, Comverge Eagle, Inc., Enerwise Global Technologies, Inc. and the Stockholder Representatives referenced therein *

99.1	Press Release of Comverge, Inc., dated June 27, 2007

* Schedules and exhibits to this agreement are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K. Comverge agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request